UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report :  September 4,  2009

MILLER DIVERSIFIED CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-19001	84-1070932
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 NW 167th Street

Miami, FL 33055

(Address of Principal Executive Office)

 Registrant's telephone number, including area code: 786-222-5756

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On September 1, 2009 Miller Diversified, Corp. ("we," "Miller" or the "Company") entered into a definitive agreement  (the "Agreement") with Smoke Anywhere USA, Inc., a Florida corporation ("Smoke") whereby the Company will acquire 100% of the issued and outstanding shares of Smoke in exchange for common stock of the Company representing approximately 83% of the outstanding shares of common stock on a fully diluted basis (the "Transaction.") As a result of the Transaction Smoke will become a wholly-owned subsidiary of the Company.

About Miller Diversified Corp.

Miller Diversified Corp was incorporated in 1987 as a Nevada corporation, the company operated in the commercial cattle feeding business until October 31, 2003 when the company sold substantially all of its assets and became a discontinued operation. The Company has since been operating as a shell company as defined in Rule 12b-2 of the Exchange Act.

About Smoke Anywhere USA, Inc.

Smoke Anywhere USA, Inc., is a marketer and distributor of personal vaporizers, under the Fity-One™, Krave™, EZ Smoker™ and Green Puffer™ brands. Personal vaporizers are electronic devices that vaporize a liquid solution, which provide users an experience akin to smoking without actual combustion and as such no smoke or noxious odor is dispelled from the device. The most common form of personal vaporizers are "electronic cigarettes" whose solution constituents are primarily propylene glycol, nicotine, and tobacco flavorings or essences.

Forward-looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting Miller Diversified Corporation and Smoke Anywhere USA, Inc., their ability to complete a business combination and those other risks and uncertainties detailed in Miller's filings with the Securities and Exchange Commission. Miller and Smoke Anywhere caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Miller and Smoke Anywhere USA do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Miller Diversified Corp.

Date: September 4, 2009	By:	/s/ Kevin Frija
Kevin Frija Director, President and Secretary